SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary information statement       [ ] Confidential, for use of the
                                                Commission Only (as permitted
                                                by Rule 14c-5(d)(2))
[X] Definitive information statement

                        PACIFIC SECURITY COMPANIES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
(X)      No fee required.
( )      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transactions applies:

(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

         Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                        PACIFIC SECURITY COMPANIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 23, 2004


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PACIFIC SECURITY COMPANIES, INC. [formerly Pacific Security Financial, Inc.] (the "Company"), will be held at 9:00 a.m. (PST), on July 23, 2004, at the third floor conference room of the Peyton Building, 10 North Post Street, Spokane, Washington 99201, to consider and act upon the following matters:

         1. To elect four (4) members to the Board of Directors to serve for a one-year term or until a successor is elected and qualified;

         2. To ratify appointment of Moss Adams, LLP as the Company's auditor for the current fiscal year;

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record on the books of the Company at the close of business on June 23, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

June 23, 2004

By Order of the Board of Directors


David L. Guthrie, Chairman of the Board

                        PACIFIC SECURITY COMPANIES, INC.
                              INFORMATION STATEMENT

                     For the Annual Meeting of Shareholders
                            To be Held July 23, 2004


This Information Statement is furnished in connection with matters to be voted on at the Annual Meeting of Shareholders of PACIFIC SECURITY COMPANIES, INC. (the "Company") to be held at 9:00 A.m. (PST), on July 23, 2004, at the third floor conference room of the Peyton Building, 10 North Post Street, Spokane, Washington 99201, and at any and all adjournments thereof with respect to the matters referred to in the accompanying notice. This Information Statement is first being mailed to Shareholders on or about June 23, 2004.

Management of the Company is the record and beneficial owner of 927,317 shares (approximately 86%) of the outstanding common stock and 3,000 shares (100%) of the outstanding preferred stock of the Company. It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders, thereby assuring approval. Although approval of each matter to be considered by the Shareholders is assured, the Company is required by applicable law to submit each of the matters to be considered to the vote of all Shareholders. There are no dissenter's rights applicable with respect to any matter to be considered by the Shareholders.

The Company has determined June 23, 2004 as the record date with respect to the determination of Shareholders entitled to vote at the Annual Meeting of Shareholders.


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                          PURPOSE OF THE ANNUAL MEETING

ELECTION OF DIRECTORS.

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of four (4) members to the Board of Directors to serve for a one-year term or until a successor is elected and qualified (See "Election of Directors").


                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following information as of July 31, 2003 is provided with respect to each director and executive officer of the Company:

                                  Year First      Term as
                                  Elected as      Director
       Name              Age      Director        Expires in           Position (date elected to position)
--------------------     --- ----------------     ----------     ----------------------------------------------
Wayne E. Guthrie          83         1970            2003        Chairman of the Board (Emeritus,
                                                                 Deceased August 4, 2003)

David L. Guthrie          39         1987            2004        Chairman  of the  Board  (March  7,  2002)  President
                                                                 (February 18, 1999); Director

Kevin M. Guthrie          48         1980            2004        Director

Donald J. Migliuri        56         1992            2005        Secretary/Treasurer
                                                                 (May 29, 1990); Director

Constance Guthrie         68         1981            2006        Director

Robert N. Codd            73         1994            2004        Director

Julian Guthrie            38         1998            2004        Director

John F. (Jack) Bury       54         2003            2006        Director

William L. Jenkins        41                                     Vice President (August 19, 2003)

FAMILY RELATIONSHIPS

Kevin M. Guthrie, David L. Guthrie and Julian Guthrie are the children of Wayne
E. Guthrie and Constance M. Guthrie. Constance Guthrie is the widow of Wayne E. Guthrie.

BUSINESS EXPERIENCE

Wayne E. Guthrie was the Chairman of the Board, Emeritus, of Pacific Security Companies, Inc., a Washington corporation. Mr. Guthrie had over 50 years of experience in areas of construction, financing of real estate and personal property, and real estate investments. He died August 4, 2003.

David L. Guthrie became Chairman of the Board in 2002 and has been the president of Pacific Security Companies, Inc. since 1999 and vice president since 1989. Mr. Guthrie was formerly a financial consultant with Merrill Lynch in Spokane, Washington. Mr. Guthrie is a NASD licensed securities sales person (registered representative) and broker-dealer (general securities principal). He is a licensed real estate broker in the state of Washington and has obtained the CCIM designation (certified commercial investment member) awarded by the commercial real estate investment institute.

Kevin M. Guthrie was the vice president of Pacific Security Companies, Inc. from 1985 to 2002. Mr. Guthrie served as property manager for the Company since 1976. Mr. Guthrie resigned as an officer and terminated employment with the Company on October 15, 2002, to work for a Spokane property management firm that manages the Company's rental properties located in Spokane.

Donald J. Migliuri has been treasurer of Pacific Security Companies, Inc. since 1990 and Secretary since 1991. Mr. Migliuri was a Certified Public Accountant and has served as an accounting officer with various diversified financial services companies for over 20 years. He also is a Certified Management Accountant (CMA) and has a Masters Degree in Business Administration.

Constance M. Guthrie is a housewife and has not been employed outside the home during the past ten years.

Robert N. Codd retired August 1, 2002, after being employed by Pacific Security Companies, Inc. in its leasing and real estate activities. He was employed by the Company from 1970 to 1979 and was rehired in November 1992. Prior to being rehired, he was a commercial realtor and property manager.

Julian Guthrie is a reporter for the San Francisco Chronicle. She covered general news for the paper for two years and in 1998 was named education reporter, responsible for covering all education issues in the Bay Area. Before that, she was senior editor of a lifestyle magazine in San Francisco and also worked as a freelance writer for the San Francisco Chronicle, covering breaking business, political and lifestyle stories. She currently lives in San Francisco.

Jack Bury is a practicing attorney in Spokane, Washington. Mr. Bury graduated from the Gonzaga University School of Law. since 1974 he has been employed by the law firm of Murphy, Bantz & Bury, P.S. where he is currently the sole shareholder and president of that professional service corporation. Mr. Bury's law firm represents the Company in corporate and certain other legal matters. Mr. Bury owns no shares in the Company's common or preferred stock.

William L. Jenkins became vice president in August 2003. He is a Certified Public Accountant and has a Masters Degree in Business Administration. He joined the Company on October 9, 2000 after working as an accountant and senior treasury analyst since 1986 at two financial institutions.

No person listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors).

No person listed above has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

COMMITTEES OF THE BOARD

The Company has no standing audit, nominating or compensation committees, or committees performing similar functions.

BOARD MEETINGS

During the fiscal year ended July 31, 2003, there were three special meetings of the Board. One regular meeting was held August 19, 2003, subsequent to the death of Wayne E. Guthrie on August 4, 2003.. All directors, except Wayne Guthrie, were present or participated by speaker phone at all meetings of the Board of Directors.

LEGAL PROCEEDINGS

As of the date hereof, it is the opinion of management that there is no material proceeding to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTE RECEIVABLE

A certain former stockholder was indebted to the Company by a note secured by real estate bearing interest at 8.75% (prime plus 4% adjusted annually) in the outstanding amounts (including interest) of $-0- and $167,098 at July 31, 2003 and 2002, respectively.

INSTALLMENT CONTRACTS, MORTGAGE NOTES AND NOTES PAYABLE

At July 31, 2003 and 2002, the Company had a related party payable of $-0- and $28,158, respectively. The payable had a monthly payment of $4,789, bears interest at 7.00%, and matured in 2003.

DEBENTURE BONDS

Included in debenture bonds at July 31, 2003 and 2002, is approximately $80,000 and $142,000, respectively, that is payable to related parties. These bonds bear interest at the prevailing market rate on the date of issuance.

ACCRUED EXPENSES AND OTHER LIABILITIES

At July 31, 2003 and 2002, the following demand notes were payable to related parties:

                                                     2003                               2002
                                          -----------------------            -----------------------
                                                         INTEREST                         INTEREST
                                            AMOUNT         RATE                 AMOUNT      RATE
                                            ------         ----                 ------      ----
         Wayne E. Guthrie                 $  52,814        7.50%             $  80,093      7.50%
         Constance Guthrie                   47,604        7.50%                62,860      7.50%
         Other stockholders/employees           515        7.50%                 1,975      7.50%
                                          ---------                          ---------
                                          $ 100,933                          $ 144,928
                                          =========                          =========


                REMUNERATION AND OTHER COMPENSATION OF MANAGEMENT

The following table lists, on an accrual basis, for each of the three years ended July 31, 2003, the remuneration paid by the Company to any officers or directors in excess of $100,000 and to all officers and directors as a group who were officers or directors of the Company at any time during the year ended July 31, 2003:

         Name of
       Individual                       Capacities                                             Annual
      or Number of                       in Which                         Fiscal            Compensation
    Persons in Group                     Served                            Year         Salary          Bonus
--------------------------    -----------------------------              -------       ---------    -----------
David L. Guthrie              President and Director                       2003      $ 130,200       $ 105,000
                              President and Director                       2002        130,850          93,000
                              President and Director                       2001        110,340


Kevin M. Guthrie              Vice President and Director                  2003         24,030          97,377
                              Vice President and Director                  2002        114,707          82,000
                              Vice President and Director                  2001        110,863

Donald J. Migliuri            Secretary/Treasurer and Director             2003         97,583          50,000
                              Secretary/Treasurer and Director             2002         83,700          22,050

Officers and Directors                                                     2003      $ 552,191
as a group (5)

The Company had no qualified or nonqualified stock option plans as of July 31, 2003.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has two classes of voting securities entitled to vote at the Annual Meeting. At the record date for the Annual Meeting there were 1,078,279 shares of Common Stock outstanding held by 979 shareholders of record and 3,000 shares of Class A Preferred Stock outstanding held by two shareholders of record. Each share of Common Stock and Class A Preferred Stock is entitled to one vote on each matter to be considered. The presence in person of the holders of a majority of the outstanding voting shares is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares present at the .

The Company has determined June 23, 2004, as the record date with respect to the determination of Shareholders entitled to vote at the Annual Meeting of Shareholders.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
       The Company knows of no party, excluding management, who directly owns more than 5% of any class of the Company's voting shares on June 23, 2004.

 (b)   SECURITY OWNERSHIP OF MANAGEMENT
       The following table sets forth as of July 31, 2003 information concerning the direct ownership of each class of equity securities by all directors and all directors and officers of the Company as a group:

                                                                                     Amount of
                                                                                     Shares and
                                                                                     Nature of
              Title                                                                  Beneficial         Percent
            of Class                  Name of Beneficial Owner                       Ownership         of Class
          ------------            ----------------------------------              ----------------    ----------
          Common stock            Wayne E. Guthrie                                    142,521.5           13.19
          Common stock            Constance Guthrie                                   142,521.5           13.19
          Common stock            Kevin Guthrie                                       222,718.0           20.62
          Common stock            David Guthrie                                       222,718.0           20.62
          Common stock            Julian Guthrie                                      196,838.4           18.22
                                                                                      ---------

          Common stock            All directors and officers as a group               927,317.4           85.84
                                                                                      =========          ======

          Preferred stock         Wayne E. or Constance Guthrie                           2,000          66.70
          Preferred stock         Constance Guthrie                                       1,000          33.30
                                                                                      ---------         ------

          Preferred stock         All directors and officers as a group                   3,000         100.00%
                                                                                      =========         ======

                         FINANCIAL AND OTHER INFORMATION

This information is incorporated by reference to the consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows appearing in the Company's Form 10K for the fiscal year ended July 31, 2003.

                   MATTERS TO BE CONSIDERED AND VOTED UPON AT
                       THE ANNUAL MEETING OF SHAREHOLDERS

1. ELECTION OF DIRECTOR.

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of four (4) members to the Board of Directors to serve for a one-year term or until a successor is elected and qualified.

The nominees for director, together with certain information with respect to each of them as of July 31, 2003, are as follows:

DAVID L. GUTHRIE, 39, has been Chairman of the Board and a Director of the Company since March 7, 2002 and President since February 18, 1999. He owns 222,718 shares of common stock.

KEVIN M. GUTHRIE, 48, was vice president of the Company from 1985 to 2002 and has been a director since 1980. He owns 222,718 shares of common stock.

ROBERT N. CODD, 73, retired in 2002 after being employed by the Company in its leasing and real estate activities from 1970 to 1970 and again from 1992 until his retirement. He has been a director since 1994 and owns no shares of common stock.

JULIAN GUTHRIE, 38, is a reporter for the San Francisco Chronicle and has been a director of the Company since 1998. She owns 196,838 shares of common stock.

2. Ratification of appointment of Moss Adams LLP as the Company's auditors for the current fiscal year.

3. OTHER MATTERS

Management does not know of any other matters that are likely to be brought before the Annual Meeting of Shareholders. However, in the event any other matters properly come before the Annual Meeting of Shareholders, such matters will be acted upon accordingly.

                              SHAREHOLDER PROPOSALS

Proposals by Shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of the Company on or before October 31, 2004, in order to be included in the information statement for that meeting. Proposals should be directed to Mr. Donald J. Migliuri, Secretary.

A copy of the Company's annual report for the period ended July 31, 2003 (Form 10-K) as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, may be obtained by Shareholders on EDGAR at the Securities and Exchange Commission's website at www.sec.gov, or without charge by writing to:
                        Pacific Security Companies, Inc.
                    325 Peyton Building, 10 North Post Street
                            Spokane, Washington 99201


David L. Guthrie, President                                       June 23, 2004